 Table of Contents

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-59856 and No. 333-04893) of our report dated March 31, 2006, on the consolidated financial statements, which appears on page F-2 of Form 10-K Amendment No. 1 for Wireless Telecom Group, Inc. for the year ended December 31, 2005.

/s/ LAZAR LEVINE & FELIX LLP
LAZAR LEVINE & FELIX LLP

New York, New York
May 19, 2006